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                     September 17, 1999




Board of Directors
Maverick Tube Corporation
16401 Swingley Ridge Road, Seventh Floor
Chesterfield, Missouri  63017

     Re:  Registration Statement on Form S-3 (File No. 333-87045)

Gentlemen:

     We have acted as counsel for Maverick Tube Corporation, a Delaware corporation (the "Company"), in connection with the various legal matters relating to the filing of a Registration Statement on Form S-3, File No. 333-87045 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 2,300,000 shares of the common stock of the Company, $0.01 par value per share, together with one associated preferred stock purchase right per common share (collectively, the "Common Stock"), to be sold by the Company to Raymond James & Associates, Inc. and Morgan Keegan & Company, Inc., as representatives of the several underwriters, which shares include up to 300,000 shares of Common Stock to be issued upon exercise of an option granted to the representatives solely to cover over-allotments, if any.

     We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Registration Statement, the Company's Amended and Restated Certificate of Incorporation, as amended, the Company's Amended and Restated Bylaws, resolutions adopted by the Board of Directors of the Company relating to such offering and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

     Based solely on the foregoing, the undersigned is of the opinion that the Common Stock being offered by the Company, if sold and issued in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.


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Board of Directors
September 17, 1999
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     We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name in the Registration Statement and related Prospectus in the section of the Prospectus entitled "Legal Matters." We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Common Stock being sold.

                              Very truly yours,


                              /s/ GALLOP, JOHNSON & NEUMAN, L.C.

                              GALLOP, JOHNSON & NEUMAN, L.C.